UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Xometry, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40546	32-0415449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6116 Executive Blvd, Suite 800
North Bethesda, Maryland		20852
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (240) 252-1138

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.000001 per share	XMTR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2026, Xometry, Inc. (the “Company”) announced certain changes to its Executive Team and Board of Directors (the “Board”), as described below. All changes are effective as of July 1, 2026 (the “Effective Date").

Appointment of Sanjeev Singh Sahni as Chief Executive Officer

On February 20, 2026, the Board approved the appointment of Sanjeev Singh Sahni, currently the Company’s President, as the Company’s Chief Executive Officer, effective on the Effective Date. Mr. Sahni will also be appointed to the Board as a Class I director effective as of the Effective Date.

It is expected that, subject to the approval of the Board, Mr. Sahni and the Company will enter into an amended employment agreement (the “Sahni Agreement”) governing the terms of his service as the Company’s Chief Executive Officer in advance of the Effective Date. The Company will describe the terms of the Sahni Agreement in an amendment to this filing. The biography for Mr. Sahni is contained in the Company’s definitive proxy statement, filed with the SEC on April 29, 2025. Mr. Sahni has no family relationships with any of the Company’s directors or executive officers, and has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Transition of Randolph Altschuler to the Role of Executive Chair

On February 20, 2026, Randolph Altschuler notified the Board that he will resign as the Company’s Chief Executive Officer, effective on the Effective Date. In addition, on February 20, 2026, the Board approved Mr. Altschuler’s appointment as Executive Chair of the Board effective as of the Effective Date, for an indefinite term. Mr. Altschuler will remain an employee of the Company.

It is expected that, subject to the approval of the Board, Mr. Altschuler and the Company will enter into an amended employment agreement (the “Altschuler Agreement”) governing the terms of his service as the Executive Chair of the Board. The Company will describe the terms of the Altschuler Agreement in an amendment to this filing.

Appointment of Fabio Rosati as Lead Independent Director

On February 20, 2026, the Board approved the appointment of Fabio Rosati, currently the Chair of the Board, as the Board’s lead independent director, effective on the Effective Date. With the appointment of Mr. Altschuler to Executive Chair of the Board, the Board determined that Mr. Rosati will no longer serve as Chair of the Board, effective as of the Effective Date.

Increase Board Size

On February 20, 2026, the Board voted to increase the size of the Board from 6 to 7 members to allow the Board to appoint Mr. Sahni to serve as a member of the Board, effective on the Effective Date.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Press Release of Xometry, Inc. issued on February 24, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XOMETRY, INC.

Date:	February 24, 2026	By:	/s/ Randolph Altschuler
Randolph Altschuler Chief Executive Officer